PRETZEL TIME, INC.
                              EMPLOYMENT AGREEMENT


             This Employment Agreement is entered into as of September 2, 1997, by and between Pretzel Time, Inc., a Pennsylvania corporation (the "Company"), and Martin E. Lisiewski (the "Employee").

             In consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

1.           Employment; Location

             The Company hereby employs Employee and Employee hereby accepts such employment and agrees to perform his duties at such location(s) as may be mutually agreed between the parties.

2.           Term

             The Company agrees to employ Employee and Employee agrees to accept employment with the Company commencing on the date of this Agreement and terminating on the earlier of any of the following events:

2.1 the termination of this Agreement pursuant to Section 6 below; or

2.2 the termination of the Shareholders Agreement of even date entered into by and among
Employee, Mrs. Fields' Holding Company, Inc. and the Company.

3.           Duties

             Employee shall be an employee of the Company. Employee shall diligently execute his duties to the Company. Those duties include attending Board of Directors' meetings in person or by telephone, counseling with the other executive officers of the Company and performing such other duties assigned to him by the Board of Directors of the Company. No material change in scope of employment shall occur after the date hereof without the mutual consent of the Parties. Employee shall devote such time, attention, skills and efforts as mutually agreed upon for the discharge of Employee's obligations in accordance with this Agreement. Employee shall perform such duties subject to the general supervision and control of the Company's Board of Directors.

4.           Compensation and Benefits

             The Company shall pay Employee, and Employee accepts as full compensation for all services to be rendered to the Company, the following compensation and benefits:

             4.1 Salary. During the term of this Agreement, the Company shall pay Employee a monthly salary of Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($16,666.67). Employee's salary will be payable in equal installments at least monthly on the last day of each month.

             4.2 Bonus. The Company shall pay to Employee a monthly bonus calculated in accordance with the formula therefore set forth in the Budget (as defined in that certain Management Agreement of even date between Mrs. Fields' Original Cookies, Inc. and the Company).

             4.3 Additional Benefits. The Company at its expense shall continue those benefits as Employee is currently receiving from the Company. The Company shall satisfy any deficiency owed upon termination of the lease of Employee's automobile, provided that this sentence will not apply in the event that Employee will purchase the vehicle at the end of the lease term.

             4.4 Vacation, Sick Leave, and Holidays. Employee shall be entitled to an aggregate of up to three (3) weeks leave for vacation each calendar year at full pay or such increased leave as may be allowed by the Company's Board of Directors for members of management generally.

             4.5 Deductions. The Company shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be hereafter enacted or required by law as a charge on the compensation of Employee.

5.           Business Expenses

             The Company shall promptly reimburse Employee for reasonable out-of-pocket expenses he incurs for meals, lodging and travel incurred in attending meetings of the Board of Directors or otherwise incurred at the request of the Company. Such expenses shall be reimbursed to the extent they are consistent with the Company's written travel policies. The Employee shall furnish to the Company adequate records and other documentary evidence required by all federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such business expense as a deduction on the federal or state income tax returns of the Company.

6.           Termination

             6.1  Termination  by  Death  or  Disability.   This  Agreement  and
Employee's employment hereunder shall terminate upon Employee's death or permanent disability. Permanent disability shall be determined by a physician selected by the board of directors of the Company (with the concurrence of one
(1) director previously selected by Employee, and director previously selected by Mrs. Fields' Holding Company, Inc.).


             6.2 Termination for Cause. This Agreement is immediately terminable for "cause" (as defined below) upon written notice from the Company to Employee. As used in this Agreement, "cause" shall include (i) Employee's material breach of his duties and obligations under this Agreement, (ii) fraudulent, grossly negligent or criminal activities, or (iii) any activity that causes substantial harm to the Company, its reputation, or to its directors or employees. A determination of whether Employee's actions justify termination for cause, and the date on which such termination is effective, shall be made by arbitration pursuant to Section 13 below.
             6.3 Termination by Employee. Employee may terminate this Agreement and his employment with the Company upon thirty (30) days prior written notice to the Company.

             6.4 Effect of Termination. In the event Employee's employment is terminated hereunder, all obligations of the Company and Employee under this Agreement shall cease except as provided in Sections 7 through 17 below. Upon such termination, Employee or his representative or estate shall be entitled to receive only the compensation, benefits, and reimbursement earned or accrued by him under Sections 4 and 5 above prior to the date of termination, computed pro rata up to and including the date of termination, but shall not be entitled to any further compensation, benefits, or reimbursement from such date, other than as required by law.

7.           Covenant Not to Compete

             7.1 Covenant. Employee hereby agrees that, while he is employed by the Company pursuant to this Agreement, and, in any event, during the three-year period following the termination of his employment hereunder, he will not directly or indirectly compete (as defined in Section 7.2 below) with the Company in the United States or internationally. The Parties hereby stipulate that the three-year time period and the world-wide territorial restriction are necessary to protect the Company's substantial investment in marketing, feasibility studies, and servicing both current and expansion markets.

             7.2 Direct and Indirect Competition. As used herein, the phrase "directly or indirectly compete" shall include owning, managing, operating or controlling, or participating in the ownership, management, operation or control of, or being connected with or having any interest in, as a stockholder, director, officer, employee, agent, consultant, assistant, advisor, sole proprietor, partner or otherwise, any business (other than the Company's) which is the same as, or similar to, or competitive with any retail Pretzel and/or cookie business conducted or to be conducted by the Company or any of the Company's subsidiaries; provided, however, that this prohibition shall not apply to ownership of less than one percent (1%) of the voting stock in companies whose stock is traded on a national securities exchange or in the over-the-counter market. "Directly or indirectly compete" shall also include:
(i) the hiring away of employees of the Company whether to work for or with Employee, or otherwise, and (ii) inducing any customer of Company to terminate its business relationship with Company in favor of a third party, whether or not Employee is an employee, officer, director, consultant to, shareholder or otherwise, of such third party. The parties agree that "directly or indirectly compete" shall not include performance by Employee of his rights or obligations pursuant to that certain Area Developer Agreement and Franchise Agreement between the Parties of even date herewith.

             7.3 Enforceability. If any of the provisions of this Section 7 is held unenforceable, the remaining provisions shall nevertheless remain enforceable, and the court making such determination shall modify, among other things, the scope, duration, or geographic area of this Section to preserve the enforceability hereof to the maximum extent then permitted by law. In addition, the enforceability of this Section is also subject to the injunctive and other equitable powers of a court as described in Section 11 below.

8.           Confidential Information

             8.1  Employee  acknowledges  that  as a  result  of  his  past  and continuing employment or consultancy with the Company, he possesses and will develop, discover, have access to, and become acquainted with, technical, financial, operational, marketing, personnel, and other proprietary, confidential or trade secret information relating to the present or contemplated products or the conduct of business of the Company which is of a confidential and proprietary nature ("Confidential Information"). Confidential Information shall also include all "trade secrets" as defined in the Uniform Trade Secrets Act, Utah Code Ann. " 13-24-1 et seq. (1996, as amended).

             8.2 Employee agrees that all files, records, documents, and the like relating to such Confidential Information, whether prepared by him or otherwise coming into his possession, shall remain the exclusive property of the Company, and Employee hereby agrees to promptly disclose such Confidential Information to the Company upon request and hereby assigns to the Company any rights which he may acquire in any Confidential Information. Employee further agrees not to disclose or use any Confidential Information and to use his best efforts to prevent the disclosure or use of any Confidential Information either during the term of his employment or consultancy or at any time thereafter, except as may be necessary in the ordinary course of performing his duties under this Agreement. Upon termination of Employee's employment or consultancy with the Company for any reason, Employee shall promptly deliver to the Company all materials, documents, data, equipment, and other physical property of any nature containing or pertaining to any Confidential Information, and Employee shall not take from the Company's premises any such material or equipment or any reproduction thereof.

9.           Inventions

             9.1 Disclosure of Inventions. Employee hereby agrees that if, in the scope of his employment relationship with the Company, he conceives, learns, makes or first reduces to practice, either alone or jointly with others, any "Employment Inventions" (as defined in Section 9.3 below) while he is employed by the Company, he will promptly disclose such Employment Inventions to the Company or to any person designated by it. Employee acknowledges the prior invention of a pretzel twisting machine, the rights to which are owned by the Company.

             9.2 Ownership,  Assignment,  Assistance, and Power of Attorney. All
Employment Inventions (as defined in Section 9.3 below) shall be the sole and exclusive property of the Company, and the Company shall have the right to use and to apply for patents, copyrights, or other statutory or common law protection for such Employment Inventions in any country. Employee hereby assigns to the Company any rights which he may acquire in such Employment Inventions. Furthermore, Employee agrees to assist the Company in every proper way at the Company's expense to obtain patents, copyrights, and other statutory common law protections for such Employment Inventions in any country and to enforce such rights from time to time. Specifically, Employee agrees to execute all documents as the Company may desire for use in applying for and in obtaining or enforcing such patents, copyrights, and other statutory or common law protections together with any assignments thereof to the Company or to any person designated by the Company. Employee's obligations under this Section 9 shall continue beyond the termination of his employment under this Agreement, but the Company shall compensate Employee at a reasonable rate after such termination for the time which Employee actually spends at the Company's request in rendering such assistance. In the event the Company is unable for any reason whatsoever to secure Employee's signature to any lawful document required to apply for or to enforce any patent, copyright, or other statutory or common law protections for such Employment Inventions, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to act in his stead to execute such documents and to do such other lawful and necessary acts to further the issuance and prosecution of such patents, copyrights, or other statutory or common law protection, such documents or such acts to have the same legal force and effect as if such documents were executed by or such acts were done by Employee.

             9.3 Employment Inventions. The definition of Employment Invention as used in this Section 9 is the definition found in Section 2 of the Utah Employment Inventions Act, Utah Code Ann. " 34-39-2 (1996 as amended) as follows:

             "Employment   invention"   means  any  invention  or  part  thereof
             conceived, developed, reduced to practice, or created by an employee which is:

(a) conceived, developed, reduced to practice, or created by the employee:

                      (i)     within the scope of his employment;

                      (ii)    on his employer's time; or

                      (iii)   with  the  aid,  assistance,  or use of any of his
                              employer's   property,   equipment,    facilities,
                              supplies, resources, or intellectual property;

(b) the result of any work, services, or duties performed by an employee for his employer;

             (c)      related to the industry or trade of the employer; or

             (d)      related  to  the  current  or   demonstrably   anticipated
                      business, research, or development of the employer.

             9.4 No Prior Inventions. Employee hereby represents and warrants that there are no inventions which he has conceived, learned, made, or first reduced to practice, either alone or jointly with others, prior to his employment with the Company which would be an Employment Invention if Employee had worked for the Company in its business as presently contemplated at the time such inventions were conceived, learned, made, or first reduced to practice, other than as provided in Section 9.1, above.

             9.5 Inventions of Third Parties. Employee shall not disclose to the Company, use in the course of his employment, or incorporate into the Company's products or processes any confidential or proprietary information or inventions that belong to a third party, unless the Company has received authorization from such third party and Employee has been directed by the President to do so.

10.          No Conflicts

             Employee hereby represents that, to the best of his knowledge, his performance of all the terms of this Agreement and his work as an employee or consultant of the Company does not breach any oral or written agreement which he has made prior to his employment with the Company.

11.          Equitable Remedies

             Employee acknowledges and agrees that the breach or threatened breach by him of certain provisions of this Agreement, including without limitation Sections 7, 8, and 9 above, would cause irreparable harm to the Company for which damages at law would be an inadequate remedy. Accordingly, Employee hereby agrees that in any such instance the Company shall be entitled to seek injunctive or other equitable relief in addition to any other remedy to which it may be entitled.

12.          Submission to Jurisdiction.

             Each of the parties submits to the jurisdiction of any state or federal court sitting in Salt Lake City, Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, to the extent such disputes are not resolved pursuant to Section 11 or
Section 13, hereof. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

 .3.          Arbitration

             Except for equitable relief pursuant to Section 11, all disputes hereunder shall be resolved by binding arbitration in Salt Lake City, Utah conducted in accordance with the terms of this arbitration clause. Arbitrations conducted pursuant to this Agreement, including selection of arbitrators, shall be administered by the American Arbitration Association (the "Administrator") pursuant to the Commercial Arbitration rules of the Administrator. Judgment upon any award rendered hereunder may be entered in any court having jurisdiction. Any party who fails to submit to binding arbitration following a lawful demand by the opposing party shall bear all costs and expenses, including reasonable attorney's fees, incurred by the opposing party in compelling arbitration of any dispute hereunder.

14.          Assignment

             This Agreement is for the unique personal services of Employee and is not assignable or delegable in whole or in part by Employee without the consent of the Board of Directors of the Company. This Agreement may be assigned or delegated in whole or in part by the Company to an affiliate thereof and, with the consent of the Employee, to a third party. In such case, the terms of this Agreement shall inure to the benefit of, be assumed by, and be binding upon the entity to which this Agreement is assigned.

15.          Waiver or Modification

             Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing in a document that specifically refers to this Agreement and such document is signed by the parties hereto.

16.          Entire Agreement

             This Agreement constitutes the full and complete understanding and agreement of the parties hereto with respect to the subject matter covered herein and supersedes all prior oral or written understandings and agreements with respect thereto.

17.          Severability

             If any provision of this Agreement (other than Section 7) which provides a separate mechanism in the event of unenforceability) is found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

18.          Notices

             Any notice required hereunder to be given by either party shall be in writing and shall be delivered personally or sent by certified or registered mail, postage prepaid, or by private courier, with written verification of delivery, or by facsimile or other electronic transmission to the other party. Notices to the Company shall be sent to the offices of the Company, and notices to the Employee shall be sent to the address of the Employee shown in the records of the Company, or to such other address or telephone number as either party may designate from time to time according to this provision. A notice delivered personally or by facsimile or electronic transmission shall be effective upon receipt. A notice delivered by mail or by private courier shall be effective on the third day after the day of mailing.

19.          Governing Law

             This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

             IN WITNESS WHEREOF, Employee has signed this Agreement personally and the Company has caused this Agreement to be executed by his duly authorized representative.


PRETZEL TIME, INC., a Pennsylvania
corporation



By:/s/Larry A. Hodges
Larry A. Hodges, President


EMPLOYEE

By:/s/Martin E. Lisiewski
Martin E. Lisiewski